UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):     June 20, 2013

Omega Protein Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-14003 (Commission File Number)	76-0562134 (I.R.S. Employer Identification No.)
2105 City West Boulevard Suite 500 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 623-0060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2013, the Board of Directors of Omega Protein Corporation (the “Company”) and the Compensation Committee of the Board thereof modified the compensation of the Board as described below, effective as of July 1, 2013 (unless otherwise noted):

1.	Board committee attendance fees will no longer be paid.

2.	The annual Board retainer will be increased from $25,000 to $45,000.

3.	The annual retainer for the Chairman of the Board was set at $65,000 (effective as of March 1, 2013), the date that Gary Goodwin was elected as Chairman of the Board.

4.	The annual retainer for service as Chairman of the (i) Compensation Committee and (ii) Corporate Governance and Nominating Committee will be increased from $10,000 to $15,000.

5.	The annual retainer for service on the (i) Audit Committee, (ii) Compensation Committee and (iii) Corporate Governance and Nominating Committee will be increased from $2,500 to $7,500.

Under the Company’s 2006 Long-Term Incentive Plan (the “Plan”), on each date of the Company’s Annual Meeting of Stockholders, as well as on the date of initial service as a Board member, each Outside Director (as defined in the Plan) is eligible to receive a stock option grant under the Plan to purchase a number of shares of the Company’s common stock (“Common Stock”) as determined by the Compensation Committee. The Outside Directors currently are Dr. Gary L. Allee, Gary R. Goodwin, Paul M. Kearns, Dr. William E. M. Lands, David A. Owen and David W. Wehlmann. On June 20, 2013, the Compensation Committee set the number of shares for both of these stock option grants at zero.

In lieu of the above stock option awards, on June 20, 2013, the Compensation Committee approved an annual grant under the Plan to be made to each Outside Director of an award of Common Stock to be valued at $50,000. The number of shares to be granted to each Outside Director will be determined by dividing $50,000 by the Fair Market Value (as defined in the Plan) of the Common Stock on the grant date. Under the Plan, Fair Market Value is defined as the average of the highest and lowest sales price of a share of Common Stock as reported on the NYSE on the date of grant.

The initial grant date for these shares of Common Stock to the Outside Directors will be July 1, 2013 and the grant dates annually thereafter will be the dates of the Company’s Annual Meetings of Stockholders. The shares of Common Stock to be granted to the Outside Directors will vest six months and one day after the date of grant. The grants will be made pursuant to the form of Restricted Stock Agreement attached hereto as Exhibit 10.1. The foregoing description of the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Restricted Stock Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

In addition, the Board abolished the Scientific Committee of the Board.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the holders of the Company’s Common Stock for a vote at the Company’s 2013 Annual Meeting of Stockholders (the “2013 Stockholders’ Meeting”) which was held on June 20, 2013:

1.	The election of two Class III directors to the Board of Directors;

2.	An advisory vote on executive compensation.

The results of such votes were as follows:

1.	The following votes were cast in the election of two Class III directors to the Board of Directors:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld	Number of Broker Non-Votes

Paul M Kearns	4,122,488	9,018,712	0

Bret D. Scholtes	8,700,622	4,440,578	0

Each nominee required a plurality of the votes cast to be elected. Shares for which voting authority was withheld are counted for purposes of establishing a quorum but do not have any effect on election of the nominees. The Class III Directors’ terms expire at the 2016 Annual Meeting of Stockholders.

2.     The following advisory (non-binding) votes were cast to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussions in the Company’s Proxy Statement for the 2013 Stockholder’s Meeting:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
12,372,266	651,759	117,175	0

Item 9.01.     Financial Statements and Exhibits.

(d)       Exhibits

10.1     Form of Restricted Stock Agreement for Outside Directors to be dated as of July 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: June 24, 2013	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel
and Secretary